EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 119 to the Registration Statement (the “Registration Statement”) of MFS Series Trust IX (the “Trust”) (File Nos. 2-50409 and 811-2464), of my opinion dated February 27, 2018, appearing in Post-Effective Amendment No. 102 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on February 27, 2018.

 SUSAN A. PEREIRA

 Susan A. Pereira

 Vice President and Managing Counsel

Boston, Massachusetts

February 27, 2024